UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Electronics For Imaging, Inc.

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To the Global EFI team,

I am excited to share the news that today EFI’s Board of Directors has unanimously approved an agreement under which EFI will be acquired by an affiliate of Siris Capital Group, LLC. Siris is a leading private equity firm focused on investing and driving value creation in technology companies that provide mission-critical solutions and are facing technology transitions.

After an extensive evaluation process, our Board of Directors determined that Siris’ proposal is a compelling transaction that will provide shareholders with immediate and substantial cash value while allowing us to enhance our focus on customer and partner success. Importantly, we believe private ownership by a supportive and value-adding partner will allow us to make long-term, strategic investments in our relationships with our customers, partners and employees, as well as our technology and systems.

We expect the transaction to be completed by the third quarter of 2019, subject to customary closing conditions and approvals, as described in the press release. Upon closing of the transaction, an affiliate of Siris will acquire all EFI stock for $37.00 per share in cash, for a total enterprise value of approximately $1.7 billion. At that time, EFI will no longer be a public company traded on the Nasdaq stock exchange. Instead, we will become a private company owned by an affiliate of Siris Capital.

EFI may solicit alternative acquisition proposals from third parties during a “go-shop” period over the next 45 calendar days. EFI will have the right to terminate the agreement to enter into a superior proposal subject to the terms and conditions of the agreement. There is no guarantee that this process will result in a superior proposal, and the agreement provides an affiliate of Siris with a customary right to attempt to match a superior proposal. EFI does not intend to disclose developments with respect to the solicitation process unless and until it determines such disclosure is appropriate or is otherwise required.

Although this is an exciting announcement, we recognize that it will lead to some change—notably a change in our corporate ownership, and we know that you will have questions about what this means for you. Any decisions regarding changes in personnel will be communicated as far in advance as possible. You have our commitment that we will communicate openly and treat employees fairly. Please know that we will make frequent efforts to keep you updated through a variety of methods, and the linked FAQs answer some questions that may be top of mind. If you have other questions, please submit them to Vicki Sam at vicki.sam@efi.com, and we will continue to build out the FAQs so they are a useful resource for you.

Siris’ investment in EFI is a strong endorsement of our mission to accelerate the transformation of industries where colorful images matter. With Siris’ partnership—and guidance—we believe we can further refine and accelerate our strategy and deliver significant value to our customers. Siris’ approach is one of empowering and supporting management teams, and Siris expects to operate EFI as a stand-alone entity after the closing of the transaction.

As we work to complete this transaction, I need all employees to remain laser focused on executing on our current business priorities and servicing our customers and partners better than ever.

Please stay focused, remain confident in our strategy, and refrain from speculating about what this means. Like many other public companies that have gone private and thrived, it is in our hands to capitalize on this new opportunity and make this an extremely positive phase in EFI’s journey.

Thanks,

Bill

6750 Dumbarton Circle

Fremont, CA 94555

United States

www.efi.com

FORWARD LOOKING STATEMENTS

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. When used herein, words such as “address,” “anticipate,” “believe,” “consider,” “continue,” “develop,” “estimate,” “expect,” “further,” “goal,” “intend,” “may,” “plan,” “potential,” “project,” “seek,” “should,” “target,” “will,” and variations of such words and similar expressions as they relate to EFI, its management or the proposed transaction are often used to identify such statements as “forward-looking statements.” Such statements reflect the current views of the Company and its management with respect to future events, including the proposed transaction, and are subject to certain risks and uncertainties that may cause actual results to differ materially from the results expressed in, or implied by, these forward looking statements. These risks and uncertainties include, but are not limited to, the following: (i) EFI may be unable to obtain shareholder approval as required for the proposed transaction; (ii) other conditions to the closing of the proposed transaction may not be satisfied, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval; (iii) the proposed transaction may involve unexpected costs, liabilities or delays; (iv) the business of EFI may suffer as a result of uncertainty surrounding the proposed transaction; (v) shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (vi) EFI may be adversely affected by other economic, business, and/or competitive factors; (vii) the occurrence of any event, change or other circumstances could give rise to the termination of the definitive merger agreement with affiliates of Siris; (viii) EFI’s ability to recognize the anticipated benefits of the proposed transaction; (ix) the risk that the proposed transaction disrupts EFI’s current plans and operations or diverts management’s or employees’ attention from ongoing business operations; (x) the risk of potential difficulties with EFI’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties as a result of the proposed transaction; and (xi) other risks to consummation of the proposed transaction, including the risk that the proposed transaction will not be consummated within the expected time period or at all. Additional factors that may affect the future results of EFI and the proposed transaction are set forth in filings that EFI makes with the SEC from time to time, including those listed under “Risk Factors” in EFI’s Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC on February 27, 2019, as updated or supplemented by subsequent reports that EFI has filed or files with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. EFI assumes no obligation to publicly update any forward-looking statement after it is made, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT INFORMATION FOR INVESTORS AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the proposed acquisition of EFI by affiliates of Siris. In connection with the proposed transaction, EFI intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies from EFI’s shareholders for the proposed transaction. The definitive proxy statement will contain important information about the proposed transaction and related matters. BEFORE MAKING A VOTING DECISION, SHAREHOLDERS OF EFI ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT EFI, THE PROPOSED TRANSACTION AND RELATED MATTERS. Shareholders may obtain free copies of the proxy statement and other documents (when available) that EFI files with the SEC through the website maintained by the SEC at www.sec.gov. Copies of the documents filed with the SEC by EFI will also be available free of charge on EFI’s investor relations website at www.efi.com or by contacting EFI’s Investor Relations Department at investor.relations@efi.com.

PARTICIPANTS IN THE SOLICITATION

EFI and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction. Information regarding the ownership of EFI securities by EFI’s directors and executive officers is included in their SEC filings on Forms 3, 4 and 5, and additional information about EFI’s directors and executive officers is also available in EFI’s proxy statement for its 2018 annual meeting of shareholders filed with the SEC on April 27, 2018 and is supplemented by other filings made, and to be made, with the SEC by EFI. Additional information regarding persons who may be deemed participants in the solicitation of proxies from EFI’s shareholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, will be included in the proxy statement described above when it is filed with the SEC. These documents are or will be available free of charge as described above.

6750 Dumbarton Circle

Fremont, CA 94555

United States

www.efi.com